UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2007

FREEDOM FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51286	43-1647559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3058 East Elm Street, Springfield, MO 65802
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (417) 866-6600

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On August 16, 2007 Freedom Financial Group, Inc. (the "Company") entered into a Management Shareholders Agreement (the "Agreement") with two officers of the Company, Jerald L. Fenstermaker (CEO and Director) and Daniel F. Graham (CFO) (collectively, the "Management Shareholders"). The Agreement rescinds and terminates all prior agreements between the Company and the Management Shareholders pertaining to the shares of the Company's common stock held by the Management Shareholders and places certain conditions and restrictions on said shares.

        The Company determined that in accordance with Financial Accounting Standards Board Statement No. 123(R), Share Based Payment, no incremental compensation cost resulted from the execution of the Agreement, and the Company therefore recognized no compensation expense as a result of entering into the Agreement.

        A copy of the Management Shareholders Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

        Concurrent with the execution of the Management Shareholders Agreement, the Company entered into an Employment Agreement (the "Employment Agreement") with Jerald L. Fenstermaker, the Company's President and Chief Executive Officer. The Employment Agreement, which terminates on January 9, 2009, provides for an annual base salary of $185,000, normal and customary fringe benefits and nominal severance benefits in the event of termination without cause.

        A copy of the Employment Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits

Exhibit Number	Description
10.1	Management Shareholders Agreement
10.2	Employment Agreement with Jerald L. Fenstermaker

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM FINANCIAL GROUP, INC.
Date: August 17, 2007	By: /s/ Jerald L. Fenstermaker President and Chief Executive Officer